Exhibit T3B.172A

ASSIGNMENT OF MEMBERSHIP INTEREST

2030 INSURANCE, LLC

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC (the “Assignee”) the membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of 2030 Insurance, LLC a Delaware limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Limited Liability Company Agreement of the 2030 Insurance, LLC dated December 13, 2013, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as the sole member of the Company, (b) Assignor will cease to be a member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a Member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership
its chief manager and sole member

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

100% membership interest in 2030 Insurance, LLC

MODIFICATION NO. 1 TO

LIMITED LIABILITY COMPANY AGREEMENT OF

2030 INSURANCE, LLC

This Modification No. One to Limited Liability Company Agreement of 2030 Insurance, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, 2030 Insurance, LLC, a Delaware limited liability company (the “Company”) is governed by that certain Limited Liability Company Agreement of the 2030 Insurance, LLC dated December 3, 2013 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership (the “Original Member”) has assigned 100% of its beneficial and ownership interests in the Company to CBL & Associates HoldCo II, LLC, which constitute the sole outstanding membership in the Company pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, Member desires to amend and modify the Agreement (i) to reflect the Assignment, including recording the Member as the Member of the Company on the books and records of 2030 Insurance, LLC and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the member does hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Member” shall be the Member shown on Exhibit A attached hereto and incorporated herein.

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Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBER

CBL & ASSOCIATES HOLDCO, II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “A”

To Modification No. 1 To Limited Liability Company Agreement of

2030 Insurance, LLC

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	100%	$1,000

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